EMPLOYMENT AGREEMENT

BY AND BETWEEN:     INTERNET VIP, INC., a Delaware corporation duly incorporated to law and having its registered office and principal place of business at 1155 University, Suite 602, in the City of Montreal, in the Province of Quebec, H3B 3A7

                    hereinafter referred to as Employer" or"VIP"

                    OF THE FIRST PART

AND: VI INTERNET TELECOMMUNICATIONS INC., a legal person duly incorporated according to law and having its registered office and principal place of business at 1155 University, Suite 602, in the City and District of Montreal, in the Province of Quebec, H3B 3A7

                    Hereinafter referred to as "Employer" or "VIIT"

                    (VIP and VIIT acting herein solidarily as Employer)

                    OF THE SECOND PART

AND: CHRISTIAN P. RICHER, Businessman, residing and domiciled at 11 Mailhot, in the City of St.Constant, District of Longueuil, Province of Quebec

                    Hereinafter referred to as "Employee"

                    Of the Third Part

EMPLOYMENT

1.1 Employee is hereby employed by Employer under the terms and conditions hereinbelow set forth.

1.2 The parties acknowledge that they have, simultaneously with the execution of this present Employment Agreement, executed a Share Purchase Agreement with respect to the shares of the VIP.

FUNCTIONS

2.1 Employee shall be President of each of VIP and VIIT and shall be a director of each company . He shall do and perform the duties and exercise the powers which, from time to time, may be assigned to or vested in him by the Board of Directors of Employer.

2.2 It is understood and agreed that Employee may be required to relocate to another location as required by Employer. Employer shall give reasonable notice to Employee of any relocation.

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TERM

3.1 This Agreement shall, notwithstanding the date of execution hereof, be deemed to have commenced on the 1ST day of May, 2000, and shall terminate on the 30th day of April 2001. Unless either party shall give notice in writing to the other at least sixty days (60) prior to the termination of this Agreement, this Agreement shall be renewed on the same terms and conditions as may be modified by the parties from time to time from year to year on a yearly basis. The date upon which Employee's employment shall finally terminate shall be the "Termination Date".

3.2. In the event of the incapacity or illness of Employee, Employer shall not have the right to terminate Employee's employment prior to 3 months following the commencement of such illness or accident;

RESIGNATION BY EMPLOYEE

4. Employee undertakes and agrees to remain as an Employee of Employer throughout the term of this Agreement, provided that Employee shall be entitled to resign at any time upon six (6) months prior written notice.

REMUNERATION

5. As consideration for his employment, Employee shall receive the salary, bonuses and other benefits set forth in Schedule "A" annexed hereto as may be amended from time to time as and from date of execution hereof.


FULL TIME EMPLOYEE

6. Employee shall devote his full time, effort, energy and ability to Employer and to furthering the benefits and advantages of Employer. Employee shall be entitled to take such reasonable vacations as are in keeping with Employer's employee vacation policy from time to time.
         Nevertheless it is understood and agreed that Employee shall be entitled to take a maximum of five (5) weeks vacation per year at such times as do not interfere with the normal business of Employer.


TERMINATION FOR CAUSE

7. Employee's employment may be terminated at any time by Employer for Cause. As used herein, the term "Cause" shall mean (i) Employee's failure or refusal to perform his functions in accordance with this Agreement, (ii) the commission by Employee of an act of fraud or embezzlement against Employer or the commission by Employee of any other action with the intent to injure Employer, (iii) an act of moral turpitude by Employee that is materially detrimental to Employer's business or reputation, or (iv) Employee's having been convicted of, or pleading nolo contendere to, a felony (other than traffic offences that do not bring Employee or Employer into disgrace or disrepute).

EMPLOYER

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8.       For purposes of Articles 7 and 9 of this Agreement, "Employer" shall be deemed to include the parent, subsidiaries and affiliates of Employer, as defined in the Canada Business Corporations Act.,

RESTRICTIVE COVENANTS

9. Employee hereby acknowledges that the undertakings contained in the following paragraphs of this Agreement are fair and reasonable in that they give the Employer, its parent subsidiaries and affiliates (all of which are together referred to as Employer herein) the protection to which it is entitled and, yet, do not impair Employee's ability to earn a livelihood, he being content and satisfied therewith and expressly renouncing hereby to any defence to any action which may be brought thereunder based upon any allegations to the contrary.

9.1 Employee agrees that these restrictions on competition and solicitation shall be deemed to be a series of separate covenants not-to-compete and a series of separate non-solicitation covenants for each month within the specified periods, separate covenants not-to-compete and non-solicitation covenants for each province and territory of Canada, each state within the United States and each country in the world where the Employer is carrying on business at the Termination Date , and separate covenants not-to-compete for each jurisdiction of competition. If any court of competent jurisdiction shall determine any of the foregoing covenants to be unenforceable with respect to the term thereof or the scope of the subject matter or geography covered thereby, such remaining covenants shall nonetheless be enforceable by such court against such other party or parties or upon such shorter term or within such lesser scope as may be determined by the court to be enforceable.

9.2 Because Employee's services are unique and because Employee has access to Confidential Information and strategic plans of Employer of the most valuable nature, the parties agree that the covenants contained in this
         Article 9 are necessary to protect the value of the business of Employer and that a breach of any such covenant would result in irreparable and continuing damage for which there would be no adequate remedy at law. The parties agree therefore that in the event of a breach or threatened breach of this Agreement, Employer or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof. Employee also expressly undertakes and agrees that, should he violate or contravene any of the prohibitions hereinbelow set forth, he shall be liable before the courts of competent jurisdiction, to Employer, for an amount equivalent to the amount of all damages and loss caused to Employer and/or its successors and assigns due to said breach.

DEFINITION OF "CLIENT" AND "CONFIDENTIAL INFORMATION"

9.3 For purposes of the restrictive covenants referred to hereinabove and hereinbelow, the word "Client" shall denote a customer of the Employer who has been billed by the Employer or from whom the Employer has received any remuneration whatsoever within twelve (12) months preceding the Termination Date , and the terms "Confidential Information" shall include any and all information, including, without limitation, business records, financial information, computer software and hardware, concepts, designs, configurations, schedules, costs, performance features, specifications, techniques, copyrighted matter, patented or patentable inventions, plans, methods, drawings, data, tables, calculations, documents or other paper work, computer program narratives, flow charts, source and object codes, customers, customer contracts, customer lists and other customer information, and business and marketing plans of or relating to Employer, other than that which has passed in the public domain without any fault of Employee.

SURVIVAL OF RESTRICTIVE COVENANTS

9.4 That for greater clarity, it is expressly agreed that the provisions of this Article shall survive termination of this Agreement and/or Employee' s employment.

NON-COMPETITION

9.5      Accordingly,  Employee  agrees that for the period set forth in article
         9.5.1 hereof, Employee shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of Employer or any of its subsidiaries as such businesses exist or are in process of development on the Termination Date. Nothing herein shall prohibit Employee from being a passive owner of not more then one percent (1%) of the outstanding stock of any class of a corporation which is publicly traded, so long as Employee has no active participation in the business of such corporation.

9.5.1 The non-competition period referred to in article 9.5 hereinabove shall be during Employee's employment with Employer and for a period of eighteen (18) months following the Termination Date.

EMPLOYER CLIENTS AND EMPLOYEES

9.6 For a period of two (2) years commencing on the Termination Date, Employee shall not (i) induce or attempt to induce any employee of Employer to leave the employ of Employer, or in any way interfere with the relationship between Employer and any employee thereof, (ii) hire directly or through another entity any person who was an employee of Employer at any time during the twelve (12) months immediately preceding termination of Employee's employment, or (iii) induce or attempt to induce any client, customer, supplier, licensee or other business relation of Employer to cease doing business with Employer, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and Employer.

9.7 Employee acknowledges that during the term of his employment with the Employer, he will have acquired knowledge of clients' trade secrets, suppliers' trade secrets, clients' lists of clients and clients' lists of suppliers. Employee acknowledges that these things cannot be revealed or substantially copied at any time, whether during the term of this Agreement or at any time thereafter.

9.8 Employee acknowledges that during the term of his employment with Employer, he will have acquired trade secrets of Employer and of the programs and processes and know-how which are unique to Employer as well as Employer's list of clients. He acknowledges that these things are the sole property of the Employer, and, therefore, that they shall not be revealed or substantially copied.

9.9 Employee undertakes and agrees that he will, at all times, abide by the terms and conditions of the non-disclosure clauses which Employer may have executed or may execute from time to time in the future in favour of its clients and/or suppliers.

MISCELLANEOUS

10.1 Employee acknowledges that this present Employment Agreement is purely personal to Employee and cannot be assigned without the prior written consent of Employer, which consent may be withheld at its entire discretion.

10.2 In the event Employee breaches any provision of this Agreement, Employer shall have the following rights and remedies, each of which shall be independent of the others and severally enforceable by Employer, and each of which shall be in addition to and not in lieu of any other rights and remedies available to Employer under law or in equity:

a. in the case of the breach of any of the conditions or obligations of article 9, the right and remedy to have the provisions of this Agreement specifically enforced by injunctive relief in any court of competent jurisdiction, it being agreed that any breach or threatened breach of this Agreement would cause irreparable injury to the Employer and that money damages would not provide an adequate remedy to the Employer;

b. the right and remedy to require Employee to account for and pay over to it all profits, monies, accruals, increments or other benefits, if any, derived or received by the Employee as a result of any transactions or activities constituting a breach of this Agreement; and

c.                any other rights and remedies recoverable under law.

10.3 In the event Employer breaches any provision of this Agreement, the Employee shall have the rights and remedies available to him by law.

10.4 Subject to the Memorandum of Agreement referred to in Article 1.2 hereinabove, this Agreement constitutes the entire agreement between the parties with respect to Employee's employment with Employer and supersedes all prior agreements and understanding, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended, modified, cancelled or annulled except by a writing duly executed by the parties hereto.

10.5 The waiver by either party hereto of the breach of any provision of this Agreement by the other party hereto shall not operate or be construed as a waiver of any subsequent breach by such other party.

10.6 Employee acknowledges that he has had recourse to legal counsel with respect to the present Agreement, that the extent of his rights and obligations hereunder have been clearly explained to him and that he fully understands said rights and obligations and is content and satisfied therewith.

10.7 The parties hereto further acknowledge that the present Agreement is not a contract of adhesion and that its terms and conditions have been freely negotiated.

10.8 Any notices which any party is required to give to any party shall be deemed to be adequately given if given in writing and sent by registered mail, postage paid, addressed to the parties hereto at the following addresses, to wit:

         VI INTERNET TELECOMMUNICATIONS INC.
         And INTERNET VIP, Inc.
         C/o The Secretary
         1155 University, Suite 602,
         Montreal, Quebec, H3B 3A7

         with a copy to:

         Mr. Christian P. Richer
         11 Mailhot,
         St.Constant, Longueuil,
         Quebec

         With a copy to:

         Mtre Frank M. Schlesinger
         Adessky Poulin
         Barristers & Solicitors
         999 de Maisonneuve St. West, Suite 1800
         Montreal, Quebec   H3A 3L4

         or at such other addresses as the parties may, from time to time, advise the other party in writing. Nothing herein contained shall preclude either the parties from giving notice to the other parties in any other manner susceptible of legal proof.

         Any notice sent by registered mail (barring strikes) shall be deemed to have been received on the third business day following posting.

10.9 This Agreement shall be interpreted according to the laws of Quebec and the parties elect domicile before the courts of the Judicial District of Montreal for any legal purposes.

10.10    Masculine  pronouns,  wherever used herein shall  include  feminine and
         neuter   pronouns,   and  singular  nouns  or  pronouns  shall,   where
         appropriate, include plural nouns or pronouns;

10.11 If any provisions of the present Agreement are, by Judgment of a Court of competent jurisdiction, declared to be illegal or contrary to public order and good morals, the remaining provisions of this present Agreement shall, notwithstanding such nullity, subsist and remain in full force and effect;

10.12 The terms of the present Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs and legatees and permitted assigns;

10.13 Headings in this Agreement are for convenience only and are not binding and do not form part of this Agreement.

10.14 This Agreement and all ancillary documentation related thereto are and shall be drafted in the English language at the request of both parties. Ce contrat ainsi que toute documentaion y afferante sont et seront rediges en langue anglaise a la demande des deux parties.

10.15 Employee shall not be entitled to hire members of his family or personal friends without approval of the Board of Employer, other than persons employed as technicians at the same pay scale as all other technicians of Employer.

         IN WITNESS WHEREOF THE PARTIES HAVE SIGNED AT THE PLACE AND UPON THE DATE HEREINBELOW SET FORTH

AT Montreal, Quebec, this  _____ day of April 2000

________________________
Witness                            INTERNET VIP, Inc.

________________________            By:_____________________
Witness


________________________           VI INTERNET TELE-COMMUNICATIONS INC.
Witness


________________________            By: ________________________
Witness

________________________
Witness

________________________            ____________________________
Witness                                Christian P. Richer

SCHEDULE "A" TO EMPLOYMENT AGREEMENT BETWEEN VIP, VIIT and CHRISTIAN P. RICHER

         As consideration for his employment, Employee shall receive the following benefits:

SALARY

1. An annual gross salary of NINETY THOUSAND DOLLARS( USD $90,000), payable on the 15th and the last day of each month, in instalments of Three Thousand Seven Hundred and Fifty dollars ( USD $3,750.) each, to be reviewed and adjusted annually.

BONUS

2.0 RICHER hereby subscribes for and agrees to take up One Hundred Thousand (100,000) common shares in the common stock of VIP at a purchase price of (par value) $ 0.0001 Dollars per share in the following manner:

      2.01 the subscription shall be accepted by VIP on May 15, 2000 provided however that this ageement is still in force on such date;

      2.02 the purchase price for One hundred Thousand common shares shall be paid in the following manner:

               RICHER shall advise VIP by written notice to the Secretary of the company of the subscribing of the shares. Such notice shall be accompanied by a cheque for the subscription.

      2.03 Should this agreement be terminated all subscriptions for which shares have not yet been issued, and options shall become null and void and as if never made or accepted;

  2.1 Provided that RICHER shall be and remain an employee of VIIT, then he shall have the option, in each year, to purchase up to an additional One Hundred Thousand (100,000) shares in the common shares of VIP, such option to be exercised by written notice to the Secretary of the company, to be given only on March 31st of each year (or in the event March 31st falls on a non-juridical day on the next following business day), commencing with March 31st, 2001 at a purchase price and with a method of payment as follows:

      Purchase price - at an exercise price of $0.05 per share, payable with the giving of the notice in cash or equivalent instruments.

      2.11 If the employee is terminated for any reason prior to April 30, 2001, following such date, any unvested options will expire. If the employee is terminated for cause, following such date, all options will expire.

      2.12 The employee's options are immediately exercisable in full upon a change of control. The employee's options, following any termination of the employee's employment, other than for cause, remain exercisable for the lesser of two years and the remaining term of his options.

      2.13 Should RICHER not exercise his option as aforesaid in any year then the option with respect to such year shall lapse.

      2.14 VIP shall not be prohibited from issuing additional shares or making a public offering of its shares even though such issue or public offering may dilute RICHER's proportion of ownership of shares in VIP.

AUTOMOBILE ALLOWANCE

3. Employee shall be entitled to receive an amount for automobile expenses in each month in the amount of Five Hundred Dollars ($500.00).CDN

SPECIAL CONDITION

4. Employer undertakes and agrees to purchase the billing platform presently belonging to Employee for a price of Thirty-Five Thousand (USD$35,000) Dollars payable as follows:

         Five Thousand ($5,000) per month commencing June 1, 2000.

DIRECTORS AND OFFICERS LIABILITY INSURANCE

5. The Employer undertakes and agrees to take out and maintain in force reasonable directors and officers liability insurance and to make Employee a beneficiary under such insurance.